Exhibit 99.1

Joseph J. Farnan, Jr. Joins CTD Holdings Board of Directors

Alachua, Fla. – (Marketwired) November 4, 2015 CTD Holdings, Inc. (OTCQB: CTDH), a biotechnology company that develops cyclodextrin-based products for the treatment of disease, today announced that Judge Joseph J. Farnan of the Wilmington, Delaware law firm Farnan LLP has joined its Board of Directors.

Judge Farnan served as a United States District Judge for the District of Delaware from 1985 to 2010 and as Chief Judge from 1997 to 2001. During his tenure, Judge Farnan presided over hundreds of bench and jury trials involving patents and complex commercial disputes. His current law practice focuses on patent litigation and consulting, and complex commercial matters.

Additionally, Judge Farnan serves as an arbitrator and mediator in complex disputes. For example, he was chosen by the parties to arbitrate a dispute between the Los Angeles Dodgers and Major League Baseball that resulted in the Dodgers being sold for more than $2 billion, the largest sum paid to date for a professional sports franchise in North America.

“We welcome Judge Farnan to the CTD Holdings Board of Directors,” said N. Scott Fine, company Chairman and CEO. “His business and legal experience will strengthen our Board as we continue to build our global footprint.”

“I am honored to have been elected to the Board,” said Judge Farnan, “I look forward to working with the Board and Officers of CTD to further the meaningful scientific endeavors being pursued by the CTD team, the patient families, the scientists and other professionals.”

About the Company:
CTD Holdings, Inc. is a biotechnology company developing cyclodextrin-based products for the treatment of disease, including Trappsol(R) Cyclo(TM), an orphan drug designated product, for treatment of Niemann-Pick Type C, a rare and serious genetic disease in young children which also results in significant health impairment for affected adults. Additional indications for the active ingredient in Trappsol(R) Cyclo(TM), including peripheral artery disease, diabetic nephropathy, and acute viral infections, are also in development.

The Company’s other divisions distribute and manufacture the trademarked Trappsol(R) and Aquaplex(R) cyclodextrins, cyclodextrin derivatives, and cyclodextrin complexes for biotechnology and life science companies involved in the research, pharmaceutical, medical device, cosmetics and nutrition markets. They also operate the world's only cGMP pulse drying facility for the production of UltraPure(TM) cyclodextrin derivatives and pharmaceutical grade Aquaplex(R) cyclodextrin complexes and supply cyclodextrins to biotechnology and life science researchers around the globe from the world's largest catalog of cyclodextrins. For additional information, visit the Company's websites: www.ctd-holdings.com and www.cyclodex.com

Safe Harbor Statement:
This press release contains "forward-looking statements" about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the Company's future performance include the Company's ability to obtain additional capital to expand operations as planned, success in achieving regulatory approval for clinical protocols, enrollment of adequate numbers of patients in clinical trials, unforeseen difficulties in showing efficacy of the Company’s biopharmaceutical products, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing pharmaceutical grade and food products. These and other risk factors are described from time to time in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's reports on Forms 10-K and 10-Q. Unless required by law, the Company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Contact:
Sitrick And Company

Wendy Tanaka
(415) 369-8447
wtanaka@sitrick.com

Thomas Mulligan
(212) 573-6100, Ext. 395
tmulligan@sitrick.com